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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

WORLDSPAN, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	333-109064 (Commission File Number)	31-1429198 (I.R.S. Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA
(Address of principal executive offices) (Zip Code)

(770) 563-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

        Worldspan, L.P. ("Worldspan") and WS Finance Corp. (together with Worldspan, "the Company") issued a press release on January 25, 2005, announcing their commencement of a cash tender offer and consent solicitation for any and all of their outstanding 9 5/8% senior notes due 2011. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

        In addition, in connection with the Company's proposed issuance of senior second lien secured floating rate notes, the Company expects to disclose to prospective purchasers certain information that has not been previously publicly reported. A copy of such information is attached as Exhibit 99.2 to this report and incorporated herein by reference.

        In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

Item 9.01    Financial Statements and Exhibits

        (c)   Exhibits.

Exhibit No.	Description
99.1	Worldspan, L.P. Press Release, dated January 25, 2005
99.2	Certain information which may be disclosed to prospective purchasers of the senior second lien secured floating rate notes not previously publicly reported.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLDSPAN, L.P.
Date: January 27, 2005	By:	/s/ JEFFREY C. SMITH Jeffrey C. Smith General Counsel, Secretary and Senior Vice President—Human Resources

EXHIBIT INDEX

Exhibit No.	Description
99.1	Worldspan, L.P. Press Release, dated January 25, 2005
99.2	Certain information which may be disclosed to prospective purchasers of the senior second lien secured floating rate notes not previously publicly reported.

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SIGNATURE
EXHIBIT INDEX